                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                              (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:


[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                      GREENSTONE ROBERTS ADVERTISING, INC.
                (Name of Registrant as Specified in Its Charter)

                   (NAME OF PERSON(S) FILING PROXY STATEMENT,
                          IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4) Proposed maximum aggregate value of transaction:

      (5) Total fee paid:
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[ ] Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:

         (2)  Form, Schedule or Registration Statement No.:

         (3)  Filing Party:

         (4)  Date Filed:
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                      GREENSTONE ROBERTS ADVERTISING, INC.

                          ----------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          ----------------------------


     NOTICE IS HEREBY GIVEN that the Special Meeting of Shareholders of GREENSTONE ROBERTS ADVERTISING, INC. (the "Company") will be held at One Huntington Quadrangle, Melville, New York 11747, on July 29, 1997 at 10:00 a.m., New York time, for the following purposes:

         1. To approve a Reverse Stock Split of 1 for 10 shares of Common Stock.

         2. To consider and act upon any other business as may properly be brought before the meeting, and any adjournments or postponements thereof, in connection with the foregoing or otherwise.

         Shareholders of record at the close of business on June 12, 1997 will be entitled to notice of and to vote at the meeting.

                                      By order of the Board of
                                                    Directors,

                                      Anthony V. Curto
                                      Secretary


Dated:   Melville, New York
         June 18, 1997


       ------------------------------------------------------------------

         If you do not expect to be present at the meeting and wish your shares to be voted, please date, sign and mail the accompanying form of proxy as promptly as possible in the enclosed envelope addressed to the Company's Transfer Agent.
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                      GREENSTONE ROBERTS ADVERTISING, INC.
                            ONE HUNTINGTON QUADRANGLE
                            MELVILLE, NEW YORK 11747

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------

     The accompanying proxy is solicited by the Board of Directors of Greenstone Roberts Advertising, Inc., a New York corporation (the "Company"), on behalf of the Company for use at the Special Meeting of Shareholders to be held at One Huntington Quadrangle, Melville, New York 11747, on July 29, 1997 at 10:00 a.m., New York time, and any adjournments or postponements thereof, at which shareholders of record on June 12, 1997 will be entitled to vote. On June 12, 1997, the Company had outstanding 7,453,918 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Common Stock is the only outstanding class of voting securities of the Company. Each shareholder will be entitled to one vote for each share of Common Stock held.

     The costs of soliciting proxies will be borne by the Company. Such costs will include charges by the transfer agent for mailing, costs of printing, and charges by brokers and other custodians, nominees and fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, personally, by telephone or telegraph, by officers, directors and regular employees of the Company; such persons will not be separately compensated for such solicitation.

     The shares represented by an executed form of the accompanying proxy will be voted as directed with respect to the Reverse Stock Split or, if no direction is indicated, will be voted in favor of the Reverse Stock Split. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy. Subject to the foregoing, a shareholder may revoke his proxy by executing another proxy at a later date, by notifying the Secretary of the Company in writing of his revocation or by attending and voting at the Special Meeting.

     Shareholders may vote For the proposal, vote Against the proposal or Abstain from voting with respect to the proposal. Assuming a quorum is present, the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock entitled to vote will be required to act on all proposals that come before the Special Meeting. Abstentions and broker non-votes (when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise discretionary authority with respect thereto) will be
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included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes. However, abstentions and broker non-votes will not be included in the tabulations of votes cast on proposals presented to shareholders.

     The date of this Proxy Statement is the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to shareholders.

PROPOSED REVERSE STOCK SPLIT AND
RELATED AMENDMENT TO CERTIFICATE OF INCORPORATION

         The Company's Common Stock is listed on the National Association of Securities Dealer's Automated Quotations System (the "NASDAQ System"). Under the NASDAQ rules, to continue listing on the NASDAQ System, a company must have and maintain, among other things, a minimum bid price per share of $1.00.

         As of the date of this Proxy Statement, the Company is in compliance with all of the NASDAQ requirements, except the requirement for a minimum bid price of $1.00 per share. The Board of Directors has determined that continued listing of the Company's Common Stock on the NASDAQ System is in the best interests of the holders of the Common Stock. If the Common Stock were to be disqualified for listing on the NASDAQ System, the Common Stock would continue to be traded only in the "pink sheets" maintained by the National Quotation Bureau, Inc., which is generally considered to be a less efficient market than the NASDAQ System. While not necessarily related to listing of the Common Stock on the NASDAQ System, the price of the Company's Common Stock and, the Board of Directors believes, the volume of trading in the Common Stock have increased significantly since the Common Stock has been listed on the NASDAQ System. In addition, much more stringent initial requirements would have to be met in the future to relist the Common Stock on the NASDAQ System.

         On April 18, 1997 NASDAQ wrote the Company requiring the Company to submit by July 18, 1997 a plan to comply with the minimum bid price requirement. To prevent the Common Stock from being delisted from the NASDAQ System due to the minimum price requirement of $1.00 per share, the Board of Directors has determined to ask that the Company's stockholders approve a proposal that would authorize the Board of Directors to cause to be filed an amendment to the Articles of Incorporation to effect a reverse 1-for-10 stock split ("Reverse Stock Split"). The complete proposal and amendment to the Articles of Incorporation are set forth in Appendix A to this Proxy Statement.

         The Board of Directors recognizes that reverse stock splits are sometimes believed to result in a decrease in the aggregate market value of an issuer's common stock. The Board of Directors

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believes, however, that this possible negative impact is outweighed by what it perceives to be a greater negative impact upon aggregate market valuation of delisting the Common Stock from the NASDAQ System.

Certain Effects of a Reverse Stock Split

         The Company is currently authorized to issue 31,000,000 shares of Common Stock, of which at the close of business on June 12, 1997 10,600,000 were issued (including 3,146,082 shares of treasury stock) and 7,453,918 shares were outstanding. If a Reverse 1-10 Stock Split is effected, the number of authorized shares would remain the same, but the number of shares issued and outstanding would be decreased to approximately 1,060,000 issued shares and approximately 745,400 outstanding shares. With the exception of the number of issued and outstanding shares, the rights and preferences of the shares of Common Stock of the Company before and after the Reverse Stock Split will remain the same. If the Reverse Stock Split is effected, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of stockholders of the Company, or any other aspect of the Company's business would materially change as a result of the Reverse Stock Split.

         The result of any Reverse Stock Split effected due to the proposed amendment would be that stockholders of the Company who own ten (10) or more shares of Common Stock will receive one share of new Common Stock for each ten
(10) shares of Common Stock held at the time of the Reverse Stock Split, and one additional share in lieu of the issuance of fractional shares of new Common Stock. Stockholders of the Company who own fewer than ten (10) shares of Common Stock on the date of the Reverse Stock Split is effected will be entitled to receive one (1) Share of new Common Stock in lieu of receiving fractional shares resulting from the Reverse Stock Split.

Federal Income Tax Consequences

         THE FOLLOWING DISCUSSION SUMMARIZING CERTAIN FEDERAL INCOME TAX AND NEW YORK STATE TAX CONSEQUENCES IS BASED ON CURRENT LAW AND IS INCLUDED FOR GENERAL INFORMATION ONLY. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

         The receipt of new Common Stock solely in exchange for Common Stock will not generally result in recognition of gain or loss to the stockholder. The adjusted tax basis of the stockholder's new Common Stock will be the same as the stockholder's adjusted tax basis in the exchanged Common Stock. The holding period of New Common Stock received solely in exchange for Common Stock will include the stockholder's holding period in the exchanged Common

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Stock. No gain or loss will be recognized by the Company upon the Reverse Stock
Split.

Exchange of Certificates in the Event of a Reverse Stock Split

         If the proposal is approved by the stockholders, the Company will file an amendment to its Articles of Incorporation with the New York Secretary of State. The Reverse Stock Split would become effective on the date of that filing (the "Effective Date"). The Company intends to use its transfer agent, American Stock Transfer and Trust Company, as its exchange agent in effecting the exchange of certificates in the event of a Reverse Stock Split.

         As soon as practicable after the Effective Date, stockholders will be notified and requested to surrender their certificates representing their shares of Common Stock to the Company in exchange for certificates representing shares of new Common Stock. Commencing with the Effective Date, each certificate representing shares of Common Stock will be deemed, for all corporate purposes, to evidence ownership of shares of new Common Stock. If a stockholder owns fewer than ten (10) shares of Common Stock or holds a number of shares not evenly divisible by ten (10), that shareholder will receive an additional share of new Common Stock in lieu of receiving fractional shares of new Common Stock.

         For the purpose of determining ownership of Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered on the stock records of the Company, regardless of the beneficial ownership of those shares. For example, if certain shares are registered in the name of a husband and his wife, those two amounts of shares will be treated separately and as held by two different stockholders for the purposes of determining ownership of Common Stock at the Effective Date.

         No service charges will be payable by stockholder in connection with the exchange of certificates, all expenses of which will be borne by the Company.

Stockholder Approval.

         The proposal to authorize the Board of Directors to effect a Reverse Stock Split upon the occurrence of certain conditions must be approved by holders of a majority of the Company's outstanding shares of Common Stock entitled to vote at the Special Meeting.

         Under New York law, shareholders are not entitled to dissenter's rights of approval with respect to the proposed amendment to the Company's Certificate of Incorporation to effect a Reverse Stock Split.

                                        4
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         The Board of Directors has unanimously approved the proposal, and it is believed that all officers and directors of the Company will vote their respective shares in favor of the proposal.

         The enclosed proxy will be voted with respect to the proposal in accordance with the instructions specified in the space provided on the proxy form. If no instructions are given, proxies will be voted FOR approval of the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF FOR THE PROPOSAL.

PRINCIPAL SHAREHOLDERS

     The following table sets forth the number of shares of Common Stock of the Company beneficially owned as of June 12, 1997, and the percentage of the outstanding shares of Common Stock so held, by (i) each beneficial owner of more than five percent of Common Stock, (ii) each person who is a Director or nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth herein and (iv) all Directors and executive officers as a group.

                               Number of
                               Shares
Name of                        Beneficially         Percentage
Beneficial Owner               Owned                 of Class
--------------------           -----------          ----------
Ronald M. Greenstone.......... 2,800,000               38%

Gary C. Roberts...............   900,000               12%

Leonard Schrift................   50,000                1%

Martin S. Sussman..............   30,000 (1)            *%

Anthony V. Curto...............        0                *%

Richard Projain................   30,000                *%

All Directors and executive
  officers as a group
  (6 persons)..................3,810,000               51%

--------------

* Less than 1%



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(1) Includes 10,000 shares of Common Stock over which the holder has sole voting power and sole investment power.

OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present and knows that others will present, at the Special Meeting of Shareholders is set forth herein. If any other matter or matters are properly brought before the Special Meeting of Shareholders or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote on such matters in accordance with his judgment.

                                      * * *


                                        6
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                                                                      APPENDIX A

         PROPOSAL TO AUTHORIZE THE COMPANY'S BOARD OF DIRECTORS TO FILE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-10 REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

         RESOLVED, that the Board of Directors is authorized to file an amendment to the Company's Articles of Incorporation following this proposal to effect a reverse 1-for-10 stock split.

                           AMENDMENT TO ARTICLE OF THE
                       COMPANY'S ARTICLES OF INCORPORATION

         1. The Certificate of Incorporation is amended to effect a Reverse Stock Split of shares of Common stock of the Corporation, par value $.01 per share ("Common Stock") on the basis of issuing one share of Common Stock for each ten (10) issued shares of Common Stock, by amending ARTICLE FOURTH of the Certificate of Incorporation to read as follows:

                           FOURTH. The aggregate number of shares which the corporation shall have authority to issue is thirty-one million (31,000,000) shares, of which thirty million (30,000,000) shares shall be designated Common Shares, par value $.01 par share, and 1,000,000 shares shall be designated Preferred Shares, $1.00 par value. The relative rights, preferences and limitations of the shares of each class are as follows:

                           (A) The Preferred Shares authorized hereby may be issued (i) in such series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and with such qualifications, limitations or restrictions thereon, as the Board of Directors shall fix by resolution, and (ii) in such number of shares in each series as the Board of Directors shall fix; provided that the aggregate number of all Preferred Shares issued does not exceed the number of Preferred Shares authorized hereby.

                                    (B) Holders of Common Shares shall be
                           entitled to such dividend, liquidation and voting rights and such other rights and privileges as are provided by the Business Corporation Law, subject to the rights of holders of Preferred Shares issued pursuant to the provisions of paragraph (A) above.

                                    (i)  Upon the filing of this amendment with
                                    the office of the Secretary of State of the

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                                    State of New York, each Common Share, par
                                    value $.01, of the Corporation, issued at such time, shall be changed into one-tenth (0.1) of one fully paid and non-assessable Common Share of the Corporation. In lieu of the issuance of any fractional shares that would otherwise result from the reverse stock split effected by this paragraph, the Corporation shall issue to any stockholder that would otherwise receive fractional shares one (1) additional Common Share.

and further

         RESOLVED, that following the effectiveness of this amendment, certificates for the shares of common stock to be outstanding after the Reverse Stock Split shall be issued pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates; and further

         RESOLVED, that the Board of Directors of the Corporation may amend and/or restate the Corporation's certificate of incorporation pursuant to New York Business Corporation Law Sections 805 and 807 without approval of the stockholders of the Corporation, and may direct the officers of the Corporation to take all other acts as they deem necessary to effectuate the foregoing.

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                                      PROXY
                      GREENSTONE ROBERTS ADVERTISING, INC.
                 Special meeting of Shareholders, July 29, 1997
                  PROXY SOLICITED BY OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald M. Greenstone and Gary C. Roberts, or either of them, proxy, with full power of substitution, to vote all shares of GREENSTONE ROBERTS ADVERTISING, INC. ("GRRI") that the undersigned is entitled to vote at the Company's Special Meeting to be held at One Huntington Quadrangle, Melville, New York 11747, on July 29, 1997 at 10:00 in the morning, New York time, and at any adjournment thereof, hereby ratifying all that said proxy or his substitute may do by virtue hereof, and the undersigned authorizes and instructs said proxy to vote as follows:

     1. To give the Board of Directors the authority to file an amendment to the Restated Certificate of Incorporation of GRRI to effect a Reverse Stock Split of GRRI's common stock, par value $.01 per share ("Common Stock"), on the basis of issuing one (1) share of Common Stock in exchange for each ten (10) shares of Common Stock currently issued and outstanding.

                 []   FOR      []   AGAINST    []   ABSTAIN

     2. In their discretion, upon any other matters which may properly come before the meeting or any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, AND AS THE PROXIES DEEM ADVISABLE ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

     Receipt of the Notice of Special Meeting and Proxy Statement of the Company preceding or accompanying this Proxy is hereby acknowledged.


                               Dated                         , 1997
                                     -----------------------

                                                             (L.S.)
                               -----------------------------
                                (Signature of Shareholder)

                                                             (L.S.)
                               -----------------------------
                                (Signature of Shareholder)

Your signature should appear the same as your name appears hereon. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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